UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2022

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

CytoDyn Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on December 9, 2022. On December 9, 2022, the Inspector of Election issued its final report certifying the final voting results for the Annual Meeting, which were as follows:

1.Election of Directors

Company Nominee	For	Withheld	Broker Non-Votes
Tanya Durkee Urbach	249,070,313	10,199,370	191,465,083
Lishomwa C. Ndhlovu, M.D., Ph.D.	249,288,063	9,981,620	191,465,083
Karen J. Brunke, Ph.D.	251,975,382	7,294,301	191,465,083
Ryan Dunlap	252,056,789	7,212,894	191,465,083
Stephen M. Simes	252,211,525	7,058,158	191,465,083

The stockholders voted to elect each of the Company’s director nominees to serve until the Company’s 2023 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

2. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstentions
434,093,397	5,374,268	11,267,101

The stockholders voted to ratify the selection of Macias Gini & O’Connell LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2023.

3. Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstentions	Broker Non-Votes
215,052,452	34,041,247	10,175,984	191,465,083

The stockholders voted to approve, on an advisory basis, the compensation paid to the Company’s named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: December 9, 2022	By	/s/ Antonio Migliarese
Antonio Migliarese
Chief Financial Officer